As filed with the Securities and Exchange Commission on June 27, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

Lakeside Holding Limited
(Exact name of registrant as specified in its charter)

__________________________________________

Nevada	4731	82-1978491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143
(224) 446-9048
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Henry Liu
Chief Executive Officer
1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143
(224) 446-9048
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________

Copies to:

Yang Ge, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No. 1 Guanghua Road, Chaoyang District Beijing, China 100020 Tel: 86-10-8520-0616	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-278416)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional securities of Lakeside Holding Limited (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-278416), initially filed by the Registrant on April 1, 2024 and declared effective by the Securities and Exchange Commission on June 27, 2024 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the maximum aggregate offering price of securities being offered. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Flangas Law Group
23.1	Consent of ZH CPA, LLC
23.2	Consent of Flangas Law Group (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Itasca, State of Illinois, on this 27th day of June, 2024.

Lakeside Holding Limited
By:	/s/ Henry Liu
Name:	Henry Liu
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned executive officers and directors of Lakeside Holding Limited, hereby severally constitute and appoint Henry Liu, our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below the registration statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as executive officers and directors to enable Lakeside Holding Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Henry Liu	Chairman of the Board and Chief Executive Officer	June 27, 2024
Henry Liu	(Principal Executive Officer)
/s/ Shuai Li	Director, President and Chief Operating Officer	June 27, 2024
Shuai Li
/s/ Long (Leo) Yi	Chief Financial Officer	June 27, 2024
Long (Leo) Yi	(Principal Financial and Accounting Officer)
/s/ Yiye Zhou	Independent Director	June 27, 2024
Yiye Zhou
/s/ Zhengyi (Janice) Fang	Independent Director	June 27, 2024
Zhengyi (Janice) Fang
/s/ Cynthia Vuong	Independent Director	June 27, 2024
Cynthia Vuong

II-2